CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 20, 1998, relating to the financial statements of the PRUvider Variable Appreciable Life Subaccounts of Pruco Life of New Jersey Variable Appreciable Account, which appears in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 23, 1998, relating to the financial statements of Pruco Life Insurance Company of New Jersey, which appears in such Prospectus.

We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated February 13, 1998, relating to the financial statements and financial highlights of the Conservative Balanced and Flexible Managed Portfolios, two of the fifteen portfolios that comprise The Prudential Series Fund, Inc., which appears in such Statement of Additional Information.

We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus and "Experts" in the Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP

New York, New York
April 24, 1998

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